EXECUTION










                        CREDIT AND SECURITY AGREEMENT

                               By and Between

                     COMPUTER OUTSOURCING SERVICES, INC.

                                as Borrower

                                   and

                      FLEET BANK, NATIONAL ASSOCIATION

                                as Lender

                          Dated October 29, 1999

                             in respect of a

              $5,000,000 Secured Committed Line of Credit Note





















                                                          Lane & Mittendorf, LLP
                                                          New York, New York

                THIS CREDIT AND SECURITY AGREEMENT (this "Agreement") is entered into and takes effect October 29, 1999 by and between COMPUTER OUTSOURCING SERVICES, INC., a Delaware corporation (together with its successors and assigns, the "Borrower"), and FLEET BANK, NATIONAL ASSOCIATION, (together with its successors and assigns, the "Lender"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Section 9.1 hereof.

                                   RECITALS

		WHEREAS, the Borrower desires to obtain from the Lender, from time to time, a secured advised line of credit in the maximum principal amount of $5,000,000 to finance working capital needs and for other corporate purposes; and

                WHEREAS, the Lender desires to provide the line of credit sought by the Borrower, in each case on the terms and conditions set forth herein.

		NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


SECTION 1.	CREDIT FACILITY.

		Section 1.1.	Committed Line of Credit. (a) Subject to the
terms, covenants and conditions hereinafter set forth, the Lender hereby agrees to hold available for the use of the Borrower, commencing on the effective date hereof and continuing for so long as the Lender, in its sole discretion, may agree, a secured committed line of credit in an aggregate principal amount of up to $5,000,000 (the "Line of Credit").

		Section 1.2	Issuance of the Line of Credit Note.  The
Borrower shall issue, on the effective date hereof, a secured committed line of credit promissory note in the form of Exhibit A hereto (the "Note") being in the aggregate amount of $5,000,000. The Note shall be dated the date of issue, to bear interest from the date of each Loan thereunder at either: (i) the Prime Rate, or, subject to availability at the Lender from time to time in its sole discretion, (ii) a rate of 1.25% per annum plus, at the Borrower's option at the time the Loan is made, either 30-day, 60-day or 90-day LIBOR (the "Elected LIBOR Rate") for an Interest Period of like term, payable monthly in arrears on the outstanding principal balance (the "Principal") on the first day of each month following the Closing Date and on the date the Principal shall be demanded by the Lender to be paid (the "Demand Date"). The Note shall be subject to a late fee on overdue Principal and overdue premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, in each case commencing fifteen (15) days after any such overdue payment became due, at a monthly rate equal to five percent (5%) per annum, after the date due, and for so long as an Event of Default shall exist or be continuing, to bear interest at the Line of Credit Rate plus four percent (4%) per annum, until paid. Interest on each Loan under the Note shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. In case the due date of any payment falls on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day, and interest shall continue to accrue. Upon the termination of the Interest Period in respect any Loan subject to an Elected LIBOR Rate, the same shall automatically become a Prime Rate Loan unless, at least one (1) Business Day prior to the termination of the applicable Interest Period the Borrower shall submit to the Lender a Borrowing Request (as defined below) referencing the Loan and requesting an Elected LIBOR Rate in respect of the same. If the Lender does not grant the requested rate then the Loan shall automatically become subject to the Prime Rate. The Note is subject to repayment and reborrowing at the option of the Borrower on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement.

		Section 1.3.	Manner of Borrowing. (a) the manner of borrowing
shall be as follows:

			(i) The Borrower shall give the Lender written notice of its desire for an advance under the Line of Credit not later than 10:00 a.m. New York City time on the date (which must be a Business Day) that shall be three (3) Business Days prior to the date on which the Loan is requested to be made (such notice, a "Borrowing Request"). Each Borrowing Request shall contain: (A) the requested date for the making of the Loan, which shall be a Business Day, (B) the amount of the Loan requested, and (C) a request that the Loan bear interest at either the Prime Rate or at an Elected LIBOR Rate, in the latter case specifying 30-day, 60-day or 90-day tenor in respect of such rate.

			(ii) Upon receipt of a Borrowing Request the Lender shall determine, in its sole judgment, whether each of the conditions to lending set forth in Section 5.3 hereof have been satisfied or may, in the Lender's sole discretion, be waived. If the Lender determines that the foregoing conditions are satisfied or should be waived, and, if the requested rate is an Elected LIBOR Rate, that such requested rate is available at the Lender, then the Lender shall make the Loan in the amount requested. If the Borrowing request sets forth a request for an Elected LIBOR Rate that is not available at the Lender then the Lender shall promptly contact the Borrower so that the Borrower may elect an available rate. If no Elected LIBOR Rate satisfactory to the Borrower is then available then the Borrower may withdraw its Borrowing Request or request a Prime Rate Loan.

		Section 1.4.	 Closing Date.  (a)  Delivery of the Note on the
Closing Date will be made at the offices of Lane & Mittendorf LLP, 320 Park Avenue, 10th floor, New York, New York 10022, together with this Agreement and such other and further documentation as may be required by the Lender in its sole discretion (the completion of such delivery, the "Closing"). Delivery of the Note will be made at or prior to 5:00 p.m., New York time, on October 29, 1999 (the "Closing Date"), or such other date and time as the parties hereto may agree. The Note delivered to the Lender on the Closing Date will be registered in the Lender's name or in the name of the Lender's nominee, all as the Lender may specify at any time prior to the date fixed for delivery. Thereafter, on the date of each payment or prepayment of principal under the terms hereof and under the Note, the Lender shall adjust its corresponding computer records with respect to the Note to reflect such payment or prepayment of principal, as the case may be, and shall make notations on the computer records from time to time to reflect the accrual of interest and overdue interest thereon. Each such notation on the computer records by the Lender shall be conclusive as to the amount of principal and interest due by the Borrower to the Lender under the Note from time to time, absent manifest error.

		(b)	The commitment of the Lender to make the Line of Credit
available is subject to satisfaction or waiver of the conditions set forth herein and to receipt by the Lender, on or before the Closing Date, of a nonrefundable facility fee in the amount of $15,000. The foregoing facility fees shall be paid by electronic funds transfer to the account of the Lender or as the Lender may otherwise direct.

SECTION 2.	PREPAYMENT OF NOTES.

		Section 2.1.	Repayment and Reborrowing.  The Borrower may
repay and reborrow under the Line of Credit, in each case subject to the terms of Section 5.3 hereof. Borrower may prepay a LIBOR Loan only upon at least three (3) Business Days prior written notice to Bank (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Loan. Borrower shall pay to Bank, upon request of Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of Bank) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrower to borrow a LIBOR Loan on the date specified by Borrower's written notice; (iii) any failure by Borrower to pay a LIBOR Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Bank a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Elected LIBOR Rate as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Elected LIBOR Rate as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant in the Elected LIBOR Rate as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon the payment of a LIBOR Loan. If by reason of an Event of Default, Bank elects to declare the Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

		Section 2.2 Increased Costs. If in the determination of the Lender (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by the Lender with respect to any Loan or the return to be earned by the Lender on any Loan, (ii) impose a cost on the Lender or any Affiliate of the Lender that is attributable to the making or maintaining of, or the Lender's commitment to make, any Loan, (iii) require the Lender or any Affiliate of the Lender to make any payment on or calculated by reference to the gross amount of any amount received by the Lender hereunder or under the Note or (iv) reduce, or have the effect of reducing, the rate of return on the capital of the Lender or any Affiliate of the Lender allocable to any Loan or the Lender's commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable hereunder, then, within fifteen (15) days after request by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as the Lender determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment. The Lender will promptly notify the Borrower of any Regulatory Change of which it has knowledge that will entitle the Lender to compensation pursuant to this Section 2.2, but the failure to give such notice shall not affect the Lender's right to such compensation.

		Section 2.3.	Direct Payment.  Notwithstanding anything to the
contrary contained in this Agreement or the Note, in the case of the Note, the

Borrower shall punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to the Lender from an operating account with the Lender (the "Operating Account"), which the Borrower shall have established prior to the Closing Date as a condition to the Loans hereunder and which shall be maintained until the Obligations (defined below) shall have been paid and performed in full by the Borrower. The Borrower will make all payments due hereunder in lawful money of the United States in immediately available funds.


SECTION 3.	GRANT OF SECURITY INTEREST.

		Section 3.1.	Security Interest.  As security for the prompt
payment in full by the Borrower of every amount due to the Lender under this Agreement and under the Note and for the performance in full of every other obligation of the Borrower hereunder and under the Note to the Lender (collectively, the "Obligations"), the Borrower hereby irrevocably grants to the Lender, a continuing security interest in and lien upon all of the Borrower's Accounts Receivable (as such term is defined in the UCC) (the "Collateral") whether now owned or existing or hereafter acquired, owned, existing or arising (whether acquired by contract or operation of law) and wherever located, which shall be retained by the Lender, until the Obligations have been indefeasibly paid in full in cash and otherwise performed in full and this Agreement terminated. The Borrower covenants and agrees that it shall procure that the security interest granted hereunder in the Collateral shall at all times be a valid, first-priority perfected security interest, enforceable against the Borrower and all third parties in accordance with the terms hereof as security for the Obligations. For the purposes of this Section 3, capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the UCC. The definition of Collateral for the purposes hereof includes, without limitation, the following property of the Borrower:

		(a)	All Receivables and Accounts, Chattel Paper,
Instruments, contract rights, General Intangibles (such term as used in this Agreement to exclude all computer software, related documentation, and other intellectual property arising therefrom) and all proceeds therefrom and all other rights of the Borrower to the payment of money including, without limitation, amounts due from Affiliates of the Borrower, tax refunds and insurance proceeds; all rights of Borrower to enforce, collect and receive payments on such Receivables, Accounts, Chattel Paper, Instruments, contract rights and General Intangibles and the Borrower's rights thereunder, whether at law or in equity, including, without limitation, any rights of the Borrower to bring an action to enforce rights to repossess, sequester, replevy, seize and foreclose upon the Equipment, Inventory, Goods, Chattel Paper or properties whose sale, lease or use gave rise to, or is governed by, the Receivables, Accounts, Chattel Paper, Instruments, contract rights and General Intangibles, or which otherwise secure the performance of any obligation due and owing to the Borrower under the Receivables, Chattel Paper, Accounts Receivable, Instruments, contract rights and General Intangibles.

		Section 3.2.	Lender's Right of Set-off.  The Borrower hereby
grants to the Lender, a lien, security interest and right of setoff as security for the Obligations and for all other obligations of the Borrower to the Lender whether now existing or hereafter arising, upon and against any and all deposits or other sums at anytime credited by or due from the Lender to the Borrower and any and all monies, securities and other property of the Borrower, and the proceeds thereof now or hereafter held or received by or in transit to the Lender or any entity under the control of Fleet Financial Group, Inc., from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise. At any time, without demand or notice, if permitted by applicable law, the Lender may setoff all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any of its Affiliates, or in transit to any of them, or any part thereof and apply the same to any of the Obligations even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.
ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

		Section 3.3.	Borrower's Obligations and Collateral.  The
Borrower assumes all liability and responsibility in connection with all Collateral acquired by the Borrower; and the obligation of the Borrower to pay and perform all Obligations shall in no way be affected or diminished by reason of the fact that any such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Borrower.

		Section 3.4.	Borrower's Covenants Concerning Collateral.  The
Borrower shall take all action that may be necessary or desirable, or that the Lender may reasonably request, so as to maintain the validity, perfection, enforceability, and priority of the Lender's security interest in the Collateral.

                Section 3.5. Lender Appointed Attorney-in-Fact. The Borrower hereby irrevocably appoints the Lender its attorney-in-fact and agent coupled with an interest, with full authority in its place and stead and in its name or otherwise, from time to time upon the occurrence and during the continuance of a Default or an Event of Default or otherwise to the extent that the Lender shall reasonably deem any action to be necessary in order to maintain its security interest in the Collateral, in the Lender's discretion, to take any action and to execute any instrument that may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse, and collect any drafts or other instruments, documents, and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings that may be deemed to be necessary or desirable for the collection thereof. The Lender shall promptly notify the Borrower of any actions taken by the Lender pursuant to this Section; provided, however, that the failure to provide such notice shall not affect the validity or binding effect of any such action.

		Section 3.6	The Lender May Perform.  If the Borrower fails
to perform any agreement contained herein, then, upon ten (10) days prior written notice, the Lender may itself perform, or cause performance of, such agreement, and the reasonable and documented expenses of the Lender incurred in connection therewith shall be payable by the Borrower.

		Section 3.7.	The Lender's Duties.	The powers conferred on
the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 4.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

		To induce the Lender to enter into this Agreement and to make the Loan pursuant to the terms hereof the Borrower hereby continuously represents and warrants to the Lender as follows:

		Section 4.1.	Legal Existence.  The Borrower is a corporation,
validly existing and is in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign entity in all other states where such qualification is required, and has all necessary power and authority to enter into this Agreement, to execute, deliver and perform each of the Loan Documents to which it is a party, to perform all of its obligations hereunder and thereunder, and to operate its businesses.

		Section 4.2.	Business Name.  Except as disclosed by the
Borrower to the Lender on or prior to the date hereof, or within ninety (90) days after any change in respect thereof hereafter, the Borrower operates its business only under its name as set forth in the preamble hereto and has not used any assumed name for the operation of its business activities since its organization.

		Section 4.3.	Authorization.  The Borrower has taken all
requisite action to authorize the execution and delivery of, and performance of the Borrower's obligations under, the Loan Documents. Each of the Loan Documents to which Borrower is a party constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles related to enforceability.

		Section 4.4.	No Conflict.  The execution, delivery and
performance by the Borrower of any of the Loan Documents does not and will not conflict with or violate any provision of (i) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (ii) the Articles of Incorporation or By-Laws of the Borrower, or (iii) any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its assets or properties may be bound.

		Section 4.5.	Consent.  No consent, approval, license,
exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency, other governmental authority or other Person is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents or for consummation of the transactions contemplated thereby, except for (i) those licenses that have been obtained and those registrations that have been made as required by applicable law, (ii) those consents that have been obtained, and (iii) the filing with appropriate governmental authorities of financing statements necessary to perfect the Lender's security interests hereunder.

		Section 4.6.	Taxes.  The Borrower is not in default in the
payment of any material taxes, assessments or other governmental fees levied or assessed against its respective incomes or any of its assets or properties, except for (i) taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in conformity with GAAP, and (ii) taxes paid immediately upon the Borrower becoming aware thereof. The Borrower has filed all federal, state and local tax returns and other reports, in respect of material tax liabilities, that it is required by law to file (which returns properly reflect the Borrower's income and taxes for the periods covered thereby) and has paid, to the extent due and payable, all material taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to the Collateral, the Obligations, its employees, payroll, income, and gross receipts, its ownership or use of any of its assets, and any other aspect of its business.

                Section 4.7. Solvency. After giving effect to the Loan, the transactions contemplated by this Agreement and the other Loan Documents, and the payment of all estimated legal, accounting and other fees related hereto and thereto, the Borrower will be solvent as of the Closing Date.

		Section 4.8.	Statements and Omissions.  No information
contained in this Agreement, the other Loan Documents, any financial statements delivered hereunder or any written statement furnished by or on behalf of the Borrower pursuant to the terms of this Agreement and which has previously been delivered to the Lender by or on behalf of the Borrower, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading at the time and in light of the circumstances under which made.

		Section 4.9.	Collateral.  The Borrower has good, indefeasible
and merchantable title to and ownership of the Collateral, free and clear of all Liens, except the Permitted Encumbrances.

		Section 4.10.	Locations.  The Borrower's chief executive
office and principal place of business is located at the address of Borrower described on the signature page hereof below Borrower's name. Borrower will not commence or transact business (whether directly or through Affiliates) at other locations or cease to do business at its current locations without providing the Lender at least thirty (30) days' prior written notice thereof.

		Section 4.11.	Compliance.  The Borrower is in compliance with
all laws, rules, regulations, orders and decrees that are applicable to the Borrower or the Collateral or any of its properties or assets, including, without limitation, and other labor and environmental laws and regulations and all laws and regulations relating to the conduct of the Borrower's business and is current and in good standing in all material respects with respect to all governmental approvals, permits, certificates, inspections, consents and franchises necessary to continue to conduct its business as heretofore conducted, and to own or lease and operate the properties now owned or leased by it. The Borrower is not in default in any material respect with respect to any indenture, loan agreement, Mortgage, lease, deed or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

		Section 4.12.	Security Interest. The UCC-1 forms filed
pursuant to the UCC and in connection with the Loans completely and accurately describe the Collateral, and will, when filed in the appropriate filing offices, give the Lender a first-priority, perfected security interest in the Collateral.

		Section 4.13.	Licenses.  The Borrower possesses adequate
assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, service marks, service mark applications and trade names to conduct its business.

		Section 4.14.	Pending Litigation.  There are no material
actions, suits or proceedings pending, or, to the best of the Borrower's knowledge, threatened against or affecting Borrower or any assets of the

Borrower or the consummation of the transactions contemplated hereby, at law or in equity or before or by any Governmental Authority or before any arbitrator of any kind. The Borrower is not subject to any judgment, order, writ, injunction or decree of any court or governmental agency. There is no proceeding pending in which the Borrower is a party which, if adversely determined, would, individually or in the aggregate with any other proceedings, have a material adverse effect.

		Section 4.15.	Tax Returns.  The Borrower has filed all United
States, state, local and foreign tax returns, in respect of material tax liabilities, that are required to be filed by it, and has paid, or made provision for the payment of, all taxes that have become due pursuant to said returns or pursuant to any statement received by it, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns properly reflect the Borrower's income and taxes for the periods covered thereby.

SECTION 5.  CONDITIONS TO CLOSING; CONDITIONS TO LENDING.

		Section 5.1.	Conditions to Closing.  The obligation of the
Lender to make available the Line of Credit on the Closing Date and thereafter, shall be subject to the performance by the Borrower of its agreements hereunder and to the performance in full on or prior to the Closing Date of the following further conditions precedent:

			(a)	Loan Documents.  The Loan Documents shall have
been validly executed and delivered by each party thereto.

			(b)	Accountants.  The Borrower shall have retained
accountants reasonably acceptable to the Lender.

			(c)	Financial Statements.  On or prior to the
Closing Date, the Lender shall have received copies of the October 31, 1998 financial statements prepared by the accountants referenced in Section 5.1(b) above, each certified by an officer of the Borrower to be true, correct and complete, and each dated and in the form and substance as the Lender reasonably shall require.

			(d)	Legal Fees.  The Borrower shall pay on the
Closing Date, as set forth in an invoice rendered by the same, the documented fees and disbursements of Lender's counsel, which fees shall be in the amount of $5000.

			(e)	Other Financing Statements.  There shall be no
Financing Statements in effect in any jurisdiction in respect of the Collateral or any parts thereof that evidence a security interest prior in priority to that of the Lender. Any such conflicting Financing Statement shall be terminated by the Borrower prior to the Closing Date, or, in any event, prior to any borrowing under the Line of Credit. Any conflicting Financing Statement in respect of the Collateral that shall be discovered after the Closing Date shall be terminated within thirty (30) days after the Borrower shall have notice of the same or the Line of Credit shall thereafter be suspended by the Lender until such time as the conflicting Financing Statement shall be terminated.

			(f)	Operating Account.	The Borrower shall have
opened the Operating Account with the Lender.

			(g)	Satisfactory Proceedings.  All proceedings
taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Lender and the Lender's counsel, and the Lender shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

		Section 5.2.	Failure to Deliver; Waiver of Conditions.  If,
on the Closing Date, the conditions specified in Section 5.1 have not been fulfilled, the Lender may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 5.1 have not been fulfilled on the Closing Date, the Lender may waive compliance by the Borrower with any such condition to such extent as the Lender may in its sole discretion determine and as it may agree. Nothing in this Section 5 shall operate to relieve the Borrower of any of its obligations hereunder or to waive the Lender's rights against the Borrower.

		Section 5.3.	Conditions to Line of Credit Loans.  The making
of any Loan under the Line of Credit by the Lender is subject to the Lender's sole discretion and the satisfaction in full of the following conditions in each case:

			(a)	The delivery by the Borrower to the Lender of a
certificate executed by an officer of the Borrower, certifying the absence of a Default or an Event of Default;

                        (b)     The delivery by the Borrower of a Borrowing
Request;

			(c)	The Loan amount requested being equal to or less
than Availability;

			(d)	There being no Financing Statement then in
effect that conflicts with the Lender's first-priority security interest in the Collateral.

SECTION 6.  BORROWER  COVENANTS.

		Section 6.1.	Affirmative Covenants.  During the term of this
Agreement and so long as any of the Obligations remain unpaid or unperformed, the Borrower agrees and covenants that it shall:

			(a)	Payment of Taxes, Debt and Charges.  (i) timely
file all required tax returns; (ii) timely pay all taxes, assessments, and other government charges or levies imposed upon it or upon its income, profits or property, except for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in conformity with GAAP; (iii) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP; and (vi) pay, and cause its Subsidiaries to pay, promptly when due, all of the charges, and promptly discharge all Liens, encumbrances or other claims against the Collateral, except for Permitted Encumbrances.

			(b)	Maintenance.  Maintain, preserve and protect the
Collateral and its other properties and assets, including but not limited to, the maintenance of insurance coverage customary to the Borrower's industry and adequate for the particular risks presented.

			(c)	Business.  Carry on and conduct its business in
the same manner and in the same field of enterprise as it is currently engaged, and do all things necessary to preserve the Borrower's existence, licenses, standing or qualifications as a domestic corporation in the jurisdiction of its organization and as a foreign corporation in every jurisdiction in which the character of its assets or properties or the nature of the business transacted by it at any time makes such qualification necessary.

			(d)	Transactions Among Affiliates.  Ensure that all
transactions and courses of dealing between (or among) any of the Borrower and its shareholders, officers, directors, Subsidiaries and Affiliates will be: (a) in the ordinary course of business or (b) in an amount (in each case) not to exceed $250,000; and on the terms and conditions which are fully disclosed to the Lender and not more favorable than those prevailing in the marketplace between (or among) businessmen dealing with each other at arm's length with regard to like or similar transactions. Any loans, extensions of credit or financial accommodations from any of the Borrower's officers, directors or shareholders to the Borrower, whether now or hereafter existing, shall be subordinated to the Obligations.

			(e)	Compliance with Laws.  Comply in all material
respects with all federal, state and local laws, ordinances, governmental rules and regulations to which it is subject to obtain and keep in force any and all licenses, permits, franchises, or other governmental authorization necessary to the ownership of its assets, prospects or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a material adverse effect.

			(f)	Collection of Receivables.  At its sole cost and
expense, promptly and diligently collect and enforce, or cause its third party billing agency to promptly and diligently collect and enforce, full payment of all receivables in accordance with its collection practices, which shall at all times be commercially reasonable, and Borrower will defend and hold the Lender and its officers, directors, employees and agents harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement.

			(g)	Cash Balance Reconciliation.  Maintain
procedures, satisfactory to Lender and in accordance with GAAP, to ensure that cash is accurately reflected and reconciled to Borrower's general ledger on a timely basis, which in no event shall be less often than once each month.

			(h)	Operating Account.	The Borrower shall
maintain the Operating Account at all times such that the Lender may timely debit the same for all amounts due hereunder from time to time.

			(i)	Annual 30-Day Clean Up.  The Borrower shall
reduce the principal balance of the Note to zero for a thirty (30) consecutive-day period at least once each year commencing on the Closing Date and continuing as an annual obligation until the Demand Date.

			(j)	ERISA.  (i) No fact, including, but not limited
to, any Reportable Event, exists in connection with any Plan which might constitute grounds for the termination of any such Plan by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer any such Plan; (ii) Borrower maintains no Plan which has an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code), or has any material liability to the PBGC; (iii) Borrower has no Plan with an actuarial present value of accrued plan benefits which exceeds the net assets available for such benefits (determined as of such Plan's most recent actuarial valuation within the last twelve months); (iv) if Borrower is a party to any Plan which is a Multi-Employer Plan, with respect to each such Plan of Borrower which is a Multi-Employer Plan, Borrower has paid or accrued all contributions pursuant to the terms of the applicable collective bargaining agreement required to be paid or accrued by it in respect of its employees, and there has been no complete or partial withdrawal by Borrower from any Multi-Employer Plan within the contemplation of ERISA; and (v) neither Borrower, nor any fiduciary designated by Borrower, has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA with respect to any "employee benefit plan," as defined in Section 3 of ERISA. Capitalized terms used in this Section 6.1(j) shall, to the extent not defined herein, have the meanings ascribed thereto in ERISA.

		Section 6.2.	Negative Covenants.  During the term of this
Agreement and until the Obligations have been paid and performed in full, the Borrower covenants and agrees that the Borrower shall not, without the Lender's prior written consent, do, or permit any Subsidiary of Borrower to do, any of the following:

			(a)	Liens.  Incur or permit to exist any mortgage,
pledge, title retention lien or other lien, encumbrance or security interest with respect to any of the Borrower's assets, including without limitation, the Collateral, now owned or hereafter acquired by it, except Permitted Encumbrances.

			(b)	Sale.  Sell, transfer, lease, pledge or dispose
of any Collateral or any interest therein.

			(c)	Debt.  Incur or assume any Debt other than (i)
the Obligations, (ii) unsecured trade accounts payable and contractual obligations (including, without limitation, to suppliers and customers) incurred in the ordinary course of business, and (iii) indebtedness in respect of leased equipment in the ordinary course of business.

			(d)	Capital Structure.  Create any Subsidiary
without fifteen (15) Business Days prior written notice to the Lender.

			(e)	Loans.  Directly or indirectly loan to, invest
in, or guaranty the Debt of, any Person in an amount exceeding $250,000, other than loans to, investments in, or guarantees of the Debt of any Subsidiary provided that the same occurs in the ordinary course of business.

			(f)	Acquisitions.  Acquire all or substantially all
of the assets or capital stock of another Person or merge or consolidate with any Person where the cost of such transaction exceeds $1,000,000 or where the surviving entity is not the Borrower.

                        (g) No Loss. Experience, in any fiscal quarter, a material financial loss on an Operating Profit Basis (as defined in GAAP).

			(h)	Change of Fiscal Year.  Change its fiscal year
from that in effect on the Closing Date.

			(i)	Change of Business.  Except as disclosed on or
prior to the effective date hereof or thereafter on twenty (20) days' prior written notice, enter into any new line of business or make any material change in any of the Borrower's business objectives, purposes and operations, or continue in operation.

                        (j) Pledge Subsidiary Shares. Pledge the shares of any Subsidiary, now existing or later formed, to secure the Debt of the Borrower or any other Person, or permit any such shares to be subjected to any Lien, excluding any Lien of the Lender.

		Section 6.3	Reporting Requirements.  The Borrower hereby
further covenants and agrees as follows:

			(a)	Accounting Practices.  The Borrower will
maintain and will cause each of its Subsidiaries, if any, to maintain (i) a system of accounting in accordance with GAAP, (ii) complete and accurate books of account and records, and (iii) standard operating procedures applicable to all of its locations with respect to the handling and disposition, of each cash receipts on a daily basis, including the depositing thereof, aging of Receivables on a monthly basis, record keeping and such other matters as the Lender may request from time to time.

			(b)	Reports.  The Borrower will furnish the
following statements and reports to the Lender at the Borrower's expense:

                                (i)     Annual Statements.  As soon as available
and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated financial statements of the Borrower for such year, including the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower, each such statement to be prepared in accordance with general accepted accounting principles consistently applied and audited by a firm of independent certified public accountants satisfactory to the Lender. The Borrower may satisfy the requirements of this Section 6.3(b)(i) by submitting annually and within the above time period its Form 10-K conforming to the requirements of the Securities Exchange Act of 1934, as amended, (the " '34 Act").

				(ii)	Quarterly Financial Statements. As soon
as available and in any event within 45 days after the end of each quarter of the Borrower, a copy of the financial statements of the Borrower for such quarterly period, including the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower, each such statement to be prepared by the Borrower in accordance with generally accepted accounting principles consistently applied and signed by the Borrower's Chief Financial Officer. The Borrower may satisfy the requirements of this
Section 6.3(b)(ii) by submitting quarterly and within the above time period its Form 10-Q conforming to the requirements of the '34 Act.

				(iii)	Aging Accounts Receivable Report. As
soon as available and in any event within twenty (20) days after the end of each month, an aging of the Borrower's consolidated accounts receivable report in a form satisfactory to the Lender.

				(iv)	Other Data. Promptly upon the Lender's
request such other statements and reports as shall be reasonably requested by the Lender.

		Each of the statements set forth in paragraphs (i) and (ii) above shall be accompanied by a compliance certificate prepared by the Borrower and signed by the Borrower's Chief Financial Officer which shall outline the actual calculation of the financial covenant ratios and verifying the Borrower's compliance with the same.

SECTION 7.	EVENTS OF DEFAULT AND REMEDIES.

		Section 7.1.	Events of Default.  Any one or more of the
following shall constitute an "Event of Default" as such term is used herein:

			(a)	Default shall occur in the payment of interest
on the Note when the same shall have become due and such default shall continue for more than ten (10) days; or

			(b)	Default shall occur in the making of any payment
of the principal of the Note or premium, if any, thereon on demand by the Lender and such default shall continue for more than fifteen (15) days; or

			(c)	Default shall occur in the making of any other
payment due under this Agreement and such default shall continue for more than fifteen (15) days after the day on which written notice thereof is given to the Borrower by the Lender; or

			(d)	Default shall occur in the observance or
performance of any covenant or agreement contained in Section 6.2(d) through
Section 6.2(g); or

			(e)	Default shall occur in the observance or
performance of any other covenant or any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Borrower first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Borrower by the Lender; or

			(f)	any representation or warranty made by the
Borrower herein, or made by the Borrower in any statement or certificate furnished by the Borrower in connection with the consummation of the issuance and delivery of the Note or furnished by the Borrower pursuant hereto, is untrue in any material respect as of the date of the issuance or making or renewal thereof; or

			(g)	final judgment or judgments for the payment of
money aggregating in excess of $200,000 is or are outstanding against the Borrower or any Subsidiary or against any Property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

			(h)	a custodian, liquidator, trustee, administrator
or receiver is appointed for the Borrower or any Subsidiary or for the major part of the Property of either and is not discharged within 30 days after such appointment; or

			(i)	the Borrower or any Subsidiary becomes insolvent
or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Borrower or any Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Borrower or such Subsidiary or for the major part of the Property of any thereof; or

			(j)	bankruptcy, reorganization, arrangement or
insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, are consented to or are not dismissed within 60 days after such institution;

		Section 7.2	Notice to Lender.  When any Event of Default
described in the foregoing Section 7.1 has occurred, or if the Lender or the holder of any other evidence of Debt of the Borrower gives any notice or takes any other action with respect to a claimed default, the Borrower agrees to give notice within five (5) Business Days of such event to the Lender, in the manner set forth in Section 10.5.

		Section 7.3	Acceleration of Maturity; Other Remedies.  When
any Event of Default described in paragraph (a) through (h) of Section 7.1 has occurred and is continuing, the Lender may, by notice to the Borrower, declare the entire principal and all interest accrued on the Note to be, and the Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j), or (k) of
Section 7.1 has occurred, then the Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Borrower will forthwith pay to the Lender, the entire principal and interest accrued on each Note. No course of dealing on the part of the Lender nor any delay or failure on the part of the Lender to exercise any right shall operate as a waiver of such right or otherwise prejudice the Lender's rights, powers and remedies. The Borrower hereby acknowledges and agrees that the Lender retains all default rights and remedies with respect to the Collateral provided to secured parties under the UCC, except to the extent the same are expressly modified by the terms hereof. The Borrower further agrees, to the extent permitted by law, to pay to the Lender all documented expenses incurred by it in the collection of the Notes upon any default hereunder or thereon, including all documented fees and expenses of the Lender's attorneys for all services rendered in connection therewith.

		Section 7.4	Rescission of Acceleration.  The provisions of
Section 7.3 are subject to the condition that if the principal of and accrued interest on the Notes or either of them has been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of Section 7.1, the Lender may, by written instrument filed with the Borrower, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

			(a)	no judgment or decree has been entered for the
payment of any monies due pursuant to the Notes or this Agreement;

			(b)	all arrears of interest upon the Note and all
other sums payable under the Note and under this Agreement (except any principal, interest or premium on the Note or either of them that has become due and payable solely by reason of such declaration under Section 7.3) shall have been duly paid; and

			(c)	each and every other Default and Event of
Default shall have been made good, cured or waived pursuant to Section 7; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 8.	AMENDMENTS, WAIVERS AND CONSENTS.

		Section 8.1.	Consent Required.  Any term, covenant, agreement
or condition of this Agreement may, with the consent of the Borrower, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Lender.

		Section 8.2	Effect of Amendment or Waiver.  Any such
amendment or waiver shall apply to the Lender and shall be binding upon it, upon each successor or transferee thereof and upon the Borrower, whether or not the Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 9.	INTERPRETATION OF AGREEMENT; DEFINITIONS.

		Section 9.1	Definitions.  Unless the context otherwise
requires or such term is otherwise defined herein, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

		"Accountants" shall mean the Borrower's certified public accountants, or any other firm of independent, certified public accounts of recognized regional or national standing selected by Borrower subsequent to the Closing Date to audit its financial statements, and approved by the Lender for such purpose.

		"Affiliate" shall mean any Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of partners' equity, by contract or otherwise.

		"Agreement" shall mean this Credit and Security Agreement.

		"Availability" shall mean the dollar amount equal to the unborrowed principal amount under the Line of Credit, from time to time.

		"Borrower" shall mean Computer Outsourcing Services, Inc., a Delaware corporation, and its successors and assigns.

		"Borrowing Request"  shall have the meaning set forth in
Section 1.5.

		"Business Day" or "business day" shall mean any day on which commercial banks are required or permitted by law to be open for business in New York, New York.

		"Closing" and "Closing Date" shall have the meaning set forth in
Section 1.6(a).

		"Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

		"Collateral" shall have the meaning set forth in Section 3.1 hereof.

		"Cost of Funds" shall mean the per annum rate of interest that the Lender is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state, or local government and regulatory agencies, as determined by the Lender.

		"Debt" of any Person shall mean (i) all obligations of such Person for borrowed money (including, but not limited to, the Notes) or which has been incurred in connection with the acquisition of assets and (ii) all Guarantees by such Person of Debt of others.

		"Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

		"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

		"Event of Default" shall have the meaning set forth in
Section 7.1.

		"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity operating in the United States as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

		"Guarantee" shall mean a binding promise by the Borrower or any Subsidiary to pay the obligations of another person, in each case as the context requires.

		"Interest Period" shall mean, in respect of any Prime Rate Loan, the period from the making of such Loan until the next payment monthly date in respect of the same, and in respect of any LIBOR Loan, shall mean the period from the making of such Loan until the first monthly payment date that shall follow the end of the term associated with the applicable Elected LIBOR Rate.

		"Lender" shall mean Fleet Bank, National Association and its successors and assigns.

		"LIBOR" for any Interest Period means the London Inter Bank Offered Rate, being the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding making of any LIBOR Loan and each payment date in respect thereof hereunder; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to such Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period. "London Banking Day" shall mean any date on which commercial banks are open for business in London. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of the LIBOR Loan as selected by the Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the making of the LIBOR Loan. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to the Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a reserve percentage with respect to LIBOR deposits of the Lender (the "Reserve Percentage") then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. "Reserve Percentage" shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) that is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D.

		"Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, capitalized lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

		"Line of Credit" shall have the meaning set forth in
Section 1.3.

		"Loan" shall mean the Term Loan or a loan under the Line of Credit, as the context may require.

		"Loan Documents" shall mean this Agreement, the Notes, the Subsidiary Security Agreement, and such other agreements and documents as the Lender may require as a condition to Closing.

		"Mortgage" shall mean any mortgage on real property granted or held by the Borrower or any of its Subsidiaries.

		"Note" shall mean that certain secured line of credit promissory note issued by the Borrower to the Lender Pursuant to Section 1.4 and any note delivered in exchange or replacement therefor pursuant to the terms hereof.

		"Obligations" shall mean the meaning set forth in Section 3.1.

		"Permitted Encumbrances" shall mean (i) Liens for current taxes, assessments or governmental charges not delinquent or for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been set aside in conformity with GAAP; (ii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances or borrowed money; (iii) Liens of landlords, carriers, warehousemen, mechanics, laborers or materialman arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings; (iv) Liens in respect of leases of equipment used in the ordinary course of the Borrower's business; and (v) Liens in favor of the Lender.

		"Person" shall mean an individual, partnership, (including, without limitation, any limited liability partnership) corporation, trust, limited liability company, joint venture, association, joint stock company or unincorporated organization, and a government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

		"Prime Rate" shall mean the variable per annum rate of interest so designated from time to time by the Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

		"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

		"Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Closing Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Closing Date, including any such that imposes, increases or modifies any tax (except any income, real property, sales and use, franchise tax, or excise tax (other than any excise tax that shall be imposed solely upon lending institutions)) reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon the Bank by any jurisdiction (or any political subdivision thereof) in which the Lender is located.

		"Subsidiary" or "subsidiary" shall mean with respect to any Person any other person directly or indirectly under the control of such person, whether through voting stock or otherwise.

		"Subsidiary Security Agreement" shall mean that certain security agreement of even date herewith between each of the Subsidiaries and Fleet securing the Borrower's Obligations.

		"UCC" shall mean the Uniform Commercial Code in effect in the State of New York on the Closing Date.

		Section 9.2.	Accounting Principles.  Where the character or
amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

		Section 9.3.	Directly or Indirectly.  Where any provision in
this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 10.	MISCELLANEOUS.

		Section 10.1.	Transfer of Note.  At any time and from time to
time, upon not less than ten days' notice to that effect given by the Lender, upon surrender of the Note at its office, the Borrower will deliver in exchange therefor, without expense to the Lender, except as set forth below, a Note or Notes, for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered and for the same aggregate amount of the Commitment as the Note or Notes so surrendered, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by the Lender, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Borrower may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

		Section 10.2.	Loss, Theft, Etc. of Notes.  Upon receipt of
evidence satisfactory to the Borrower of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Borrower, or in the event of such mutilation upon surrender and cancellation of the Note, the Borrower will make and deliver without expense to the Lender a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.

		Section 10.3.	Expenses, Stamp Tax Indemnity.

			(a)	If the Closing does not occur, the Borrower
shall promptly pay all of the Lender's reasonable fees and other expenses (including out-of-pocket costs and travel expenses) in connection with the consideration, preparation, negotiation, execution or delivery of this Agreement or of any amendments, waivers or consents pursuant to the provisions hereof, including but not limited to the documented fees and disbursements of Lane & Mittendorf LLP, counsel to the Lender.

			(b)	If the Closing does occur, the Borrower shall
promptly pay all of the Lender's reasonable fees and other expenses (including out-of-pocket costs and reasonable travel expenses) in connection with the consideration, preparation, negotiation, execution or delivery of this Agreement and the transactions contemplated hereby, including but not limited to the documented fees and disbursements of Lane & Mittendorf LLP, counsel to the Lender, and all such reasonable expenses of the Lender relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Borrower of its obligations under this Agreement and the Notes.

			(c)	The Borrower also agrees that it will pay and
hold the Lender harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding, provided that the Lender shall remain liable for any income tax in respect of the Note.

			(d)	The Borrower agrees to protect and indemnify the
Lenders against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement to the extent such fees or commissions are being claimed through the Borrower.

			(e)	Without limiting the generality of the
foregoing, it is agreed and understood that the Borrower will, upon presentation of a writing evidencing such amounts in reasonable detail, pay at the Closing (if it shall occur) and upon receipt of any statement therefor, all of the foregoing reasonable expenses arising in connection with or relating to this Agreement. The obligations of the Borrower under this Section 10.3 shall survive the termination of this Agreement.

		Section 10.4.	Powers and Rights Not Waived; Remedies
Cumulative. No delay or failure on the part of the Lender in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the Lender are cumulative to, and are not exclusive of, any rights or remedies the Lender would otherwise have.

		Section 10.5.	Notices.  All communications provided for
hereunder shall be in writing and, if to the Lender, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to the Lender at its address appearing beneath its signature at the foot of this Agreement or such other address as the Lender may designate to the Borrower in writing, and if to the Borrower, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Borrower at the address beneath its signature at the foot of this Agreement or to such other address as the Borrower may in writing designate to the Lender; provided, however, that a notice to the Lender by overnight air courier shall only be effective if delivered to the Lender at a street address designated for such purpose in accordance with this Section 10.5, and a notice to the Lender by facsimile communication shall only be effective if made by confirmed transmission to the Lender at a telephone number designated for such purpose in accordance with this Section 10.5 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.

		Section 10.6.	Successors and Assigns.  This Agreement shall be
binding upon the Borrower and the Lender and their respective successors and assigns and shall inure to the benefit of the Borrower and the Lender and their respective successor and assigns.

		Section 10.7.	Survival of Covenants and Representations. All
covenants, representations and warranties made by the Borrower herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.

		Section 10.8.	Severability.  Should any part of this Agreement
for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

		Section 10.9. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement and the Note issued and sold hereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to the laws thereof regarding conflicts of laws. Each of the parties hereto submits irrevocably to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the Borough of Manhattan, City of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Agreement, the Note, or the transactions contemplated thereby. To the extent permitted by applicable law, each party hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Note or the subject matter hereof or thereof may not be litigated in or by such courts. THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY, AND THE BORROWER WAIVES THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM, IN ANY LITIGATION IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND THE NOTE AND EXTEND CREDIT TO THE BORROWER.

		Section 10.10. Year 2000 Issues. This Agreement is subject to, among the other conditions contained herein, the Borrower's demonstration to the satisfaction of the Lender that (a) the Borrower has taken and is taking all necessary and appropriate steps to ascertain the extent of and successfully address business and financial risks facing the Borrower as a result of the Year 2000 Risk (that is the risk that computer applications used by Borrower and/or by its suppliers, vendors and customers may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (b) the Borrower's material computer applications and those of its key vendors and suppliers will, on a timely basis, adequately address the Year 2000 Risk in all material respects.

		Section 10.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

		Section 10.12. Contract Created; Counterparts. The execution hereof by the Lender shall constitute a contract between the Borrower and the Lender for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

	[Signature page follows.]

		IN WITNESS WHEREOF the parties hereto have duly executed this Agreement on the date first above written.

					COMPUTER OUTSOURCING SERVICES, INC.



					By:_____________________________
					     Name:
					     Title:

Notices to the Borrower:
COMPUTER OUTSOURCING SERVICES, INC.
2 Christie Heights Street
Leonia, New Jersey  07605
Attention: Mr. Nicholas J. Letizia
Telefacsimile:  (201) 840-7126
Confirmation: (201) 840-4726


FLEET BANK, NATIONAL ASSOCIATION



By:___________________________
     Name:
     Title:

	EXHIBIT A

	FORM OF LINE OF CREDIT NOTE